CUSIP 820484608
Number                                                         SHARES
                                                               *_______*

               Incorporated Under the Laws of the State of Delaware

                           SHAWMUT NATIONAL CORPORATION

         9.35 % CUMULATIVE PREFERRED STOCK NO PAR VALUE $250 STATED VALUE

          This Certifies that Chemical Bank, as Depository is the registered holder of * FIVE HUNDRED THOUSAND * Shares of the Preferred Stock of SHAWMUT NATIONAL CORPORATION Fully Paid and Non-Assessable transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

          In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 26th day of January
A.D. 1995.

__________________________________               __________________________
CHAIRMAN & CHIEF EXECUTIVE OFFICER               SECRETARY

                                      [SEAL]


NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE
IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT,
OR ANY CHANGE WHATEVER


              SHAWMUT NATIONAL CORPORATION

     The Corporation is authorized to issue Preferred
Stock and Common Stock. The Preferred Stock may be divided into and issued in one or more series, having such designations, preferences, voting powers, qualifications and special and relative rights as may be established by the Board of Directors from time to time. The Corporation will furnish to the holder hereof upon written request and without charge a copy of the full text, as set forth the Corporation's
Articles of Incorporation, of the designations, preferences, voting powers and relative, participating, optional or other specified rights of each class (and each series of a class, if any) of its Preferred Stock authorized to be issued as of the date of such request and of the qualifications, limitations or restrictions of such preferences and/or rights. Requests for such copies should be directed to Shawmut National
Corporation, Shareholder Relations Department, MSN 335,
777 Main Street, Hartford, CT 06115.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM   -as tenants in common    UNIF GIFT MIN ACT- ..... Custodian ......
TEN ENT   -as tenants by the entireties              (Cust)          (Minor)
JT TEN    -as joint tenants with right               under Uniform Gifts to
           of survivorship and not as                Minors Act..............
           tenants in common                                     (State)


   Additional abbreviations may also be used though not in the above list.

 For value received _____________ hereby sell, assign and transfer unto

 PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE
 _____________________________________________________________________________

 _____________________________________________________________________________
        PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

 _____________________________________________________________________________

 _____________________________________________________________________________
 Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint
 ________________________________________________________________ Attorney to
 transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.


 Dated, ___________________________

                                              _____________________________
 In the presence of


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